Exhibit 1.1

EXECUTION VERSION

HELIUS MEDICAL TECHNOLOGIES, INC.

2,121,212 Shares of Class A Common Stock

(par value $0.001 per share)

Underwriting Agreement

November 15, 2018

BTIG, LLC

600 Montgomery Street

San Francisco, CA 94111

and

Oppenheimer & Co. Inc.

85 Broad St., 26th Floor

New York, NY 10004

Attn: Equity Capital Markets

As Representatives of the several

Underwriters listed in Schedule A

hereto

Ladies and Gentlemen:

Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 2,121,212 shares (the “Firm Securities”) of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”). In addition, the Company has granted to the Underwriters (as defined below) an option to purchase, in the aggregate, up to an additional 318,182 Class A Common Stock (the “Option Securities”). The Firm Securities and, if and to the extent such option is exercised, the Option Securities, are collectively called the “Offered Securities.” BTIG, LLC (“BTIG”) and Oppenheimer & Co. Inc. (“Oppenheimer”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Securities. To the extent there are no additional underwriters listed on Schedule A hereto, the term “Representatives” as used herein shall mean BTIG and Oppenheimer, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires. The Company and the Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the Exchange Act (as defined below) will not offer or sell any Offered Securities in, or to persons who are nationals or residents of, the United States other than through one of its U.S. registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the Exchange Act.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-215286, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the

Offered Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated November 14, 2018 describing the Offered Securities and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Securities and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.

As used herein, “Applicable Time” is 8:05 a.m. (New York City time) on November 15, 2018. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale U.S. Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule B hereto and the pricing information set forth on Schedule C hereto and “Time of Sale Canadian Prospectus” means the Canadian Preliminary Prospectus (defined below). The Time of Sale U.S. Prospectus and the Time of Sale Canadian Prospectus are collectively referred to herein as the “Time of Sale Prospectus.” As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

The Company was qualified at the time of filing to file an MJDS Rule (as defined below) shelf prospectus pursuant to the MJDS Rule and (i) has prepared and filed a preliminary MJDS shelf prospectus dated December 22, 2016 in the English and French languages (the “Canadian Preliminary Base Prospectus”) with the British Columbia Securities Commission (the “BCSC”) and with the securities commissions or other securities regulatory authorities in each of the provinces of Canada (together, the “Canadian Securities Regulators”) in respect of various securities, including shares of Class A Common Stock of the Company (collectively, the “Canadian Shelf Securities”), pursuant to applicable securities laws in each of the provinces in Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Regulators, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Regulators (the “Canadian Securities Laws”), and (ii) has prepared and filed with the BCSC and the other Canadian Securities Commissions a final MJDS shelf prospectus dated January 26, 2017 relating to the Canadian Shelf Securities in each of the provinces of Canada (the “Canadian Final Base Prospectus”). The Company selected the BCSC (the “Reviewing Authority”) as its principal regulator in respect of the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus, and the Reviewing Authority has issued a receipt (a “Receipt”) in accordance with Multilateral Instrument 11-102—Passport System (“MI 11-102”) and National Policy 11-202—Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202” and, together with MI 11-102, the “Passport System”) on behalf of itself and the other Canadian Securities Regulators for each of the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus. The term “Canadian Base Prospectus” means the Canadian Final Base Prospectus, including documents incorporated therein by reference, at the time the Receipt was issued with respect thereto in accordance with the multi-jurisdictional disclosure system described in National Instrument 71-101 – The Multijurisdictional Disclosure System of the Canadian Securities Administrators (the “MJDS Rule”).

The Company has also prepared and filed with the Canadian Securities Regulators (collectively, the “Canadian Securities Commissions”), in accordance with the MJDS Rule on November 14, 2018, a preliminary prospectus supplement, relating to the Offered Securities, which excluded certain pricing information (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Preliminary Prospectus”). In addition, the Company: (i) shall prepare and file with the Canadian Securities Commissions in accordance with Section 3(a) hereof a final prospectus supplement relating to the Offered Securities, which includes the pricing information omitted from the Canadian Preliminary Prospectus (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, the “Canadian Final Prospectus”). The Canadian Final Prospectus and the Prospectus are referred to collectively as the “Prospectus”.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, the Canadian Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Canadian Base Prospectus, the Time of Sale Prospectus, the Time of Sale Canadian Prospectus, the Prospectus or the Canadian Final Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.

All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Securities as contemplated by Section 3(n).

For purposes of this Agreement, all references to the Canadian Preliminary Base Prospectus, Canadian Final Base Prospectus, Canadian Base Prospectus, Canadian Preliminary Prospectus, Canadian Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Canadian Securities Commissions pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company hereby confirms its agreements with the Underwriters as follows:

1.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date of this Agreement, the Applicable Time, the First Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, as follows:

(a)    Compliance with Registration Requirements. (i) The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (as amended, the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in Financial Industry Regulatory Authority Inc. (“FINRA”) Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(ii) The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and a short form base shelf prospectus under National Instrument 44-102 – Shelf Distributions (“NI 44-102”) and is eligible to use the MJDS Rule, (ii) the Company has prepared and filed with the BCSC and the other Securities Regulators , the Canadian Preliminary Base Prospectus and the Canadian Base Prospectus in accordance with NI 44-101, NI 44-102 (and together with NI 44-101, the “Shelf Procedures”) and the MJDS and the Company has received a receipt therefor from the BCSC and each of the Securities Regulators pursuant to Canadian Securities Laws, (iii) the Company has also prepared and filed with the Securities Commissions in accordance with MJDS on November 14, 2018, the Canadian Preliminary Prospectus Supplement relating to the Offered Securities, which excluded certain pricing information, with the Securities Commissions, in accordance with the Shelf Procedures, (iv) no cease trade order preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Final Prospectus or preventing the distribution of the Offered Securities has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Securities Regulators, (v) the Canadian Final Prospectus when it was filed was, and as amended and supplemented, if applicable, will be, true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and the Offered Securities as required by the Canadian Securities Laws, and does not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (vi) the Canadian Preliminary Prospectus and the Canadian Final Prospectus comply and, as amended or supplemented, if applicable, will comply n all material respects with the MJDS Rule and all other applicable Canadian Securities Laws, and (vii) each of the Canadian Securities Regulators has issued or is deemed to have issued receipts for the Canadian Preliminary Base Prospectus and the Canadian Final Base Prospectus.

(b)    Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered Securities and at the First Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the Applicable Time, the Time of Sale Canadian Prospectus is true and correct in all material respects and contains full, true and plain disclosure of all material facts relating to the Company and the Offered Securities, other than information relating to the offering price of the Offered Securities and other information with respect to the terms of the offering of the Offered Securities (which will be included in the Canadian Final Prospectus), as required by the Canadian Securities Laws. The Prospectus (including any prospectus wrapper), as of its date and (as then amended or supplemented) at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Canadian Final Prospectus, as of its date and as of the Closing Date, will be true and correct in all material respects and contain full, true and plain disclosure of all material facts relating to the Company and the Offered Securities as required by Canadian Securities Laws. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 10(b). There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)    Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Market Capitalization. At the time the Registration Statement was originally declared effective, and at the time the Company’s Annual Report was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including General Instruction I.B.1 of Form S-3. The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with this offering (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months). The aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $150 million (calculated by multiplying (x) the highest price at which the common equity of the Company closed on The Nasdaq Capital Market (“Nasdaq”) within 60 days of the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(e)    Emerging Growth Company and Testing the Waters. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f)    [Reserved].

(g)    Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the Representatives in Section 2, and (ii) the completion of the Underwriters’ distribution of the Offered Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives and the Company, and the free writing prospectuses, if any, identified on Schedule B.

(h)    Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act and in conformity with GAAP (as defined below) applied on a consistent basis during the periods involved, except as may be expressly stated in the related notes thereto; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)    Conformity with EDGAR Filing. The Preliminary Prospectus and Prospectus delivered to the Underwriters for use in connection with the sale of the Offered Securities pursuant to this Agreement will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(j)    Organization. The Company and each of its subsidiaries (as defined in Rule 405 of the Securities Act) (“Subsidiaries”) are duly organized, validly existing as a corporation and in good standing under the Laws of their respective jurisdictions of organization. The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the Laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent or materially interfere with the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(k)    Subsidiaries. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(l)    No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any Law of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)    No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect or the occurrence of any development that the Company reasonably expects will result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(n)    Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Class A Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Class A Common Stock outstanding on the date hereof) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the securities of the Company in the Registration Statement, the Time of Sale Prospectus and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(o)    Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

(p)    Authorization of the Offered Securities. The Offered Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Offered Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale by the Company of the Offered Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities Laws or Laws of FINRA, the Toronto Stock Exchange (“TSX”) or Nasdaq in connection with the sale of the Offered Securities.

(r)    No Preferential Rights. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Class A Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Class A Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Class A Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Class A Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Securities as contemplated thereby or otherwise.

(s)    Independent Registered Public Accounting Firm. (i) BDO USA, LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the rules of the Public Company Accounting Oversight Board (United States) and the Canadian Securities Laws and (ii) BDO Canada LLP, the Company’s prior independent registered public accounting firm, were, as of the date of the Company’s historical financial statements for the fiscal year ended December 31, 2015 included in the Registration Statement and the Prospectus, independent public accountants with respect to the Company. To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company and there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations adopted by the Canadian Securities Administrators (“NI 51-102”)) with such firms. There has not been any disagreement (within the meaning of NI 51-102) with BDO USA, LLP with respect to audits of the Company or with any such other accounting firm with respect to the audit of the Company.

(t)    Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities Laws, the Canadian Securities Laws or public policy considerations in respect thereof.

(u)    No Litigation. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened by any Governmental Authority or threatened by others; and (i) there are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Time of Sale Prospectus or Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(v)    Consents and Permits. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign Governmental Authority (including the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration or any other foreign, federal, state, provincial or local Government Authorities engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials) necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. To the extent required by applicable Laws of the FDA, the Company or applicable Subsidiary has submitted to the FDA or otherwise has in effect an Investigational Device Exemption or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable Laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. The Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(w)    Regulatory Filings. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Authority (including the FDA, or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable Laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company has operated and currently is, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act, all applicable rules and regulations of the FDA and other federal, state, local and foreign Governmental Authority exercising comparable authority. The Company has no knowledge of any studies, tests or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x)    Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, for any such infringement by third parties or any such pending or threatened suit, action, proceeding or claim as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)    Clinical Studies. The preclinical studies and tests and clinical trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of such studies, tests and trials, and the results thereof, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which reasonably call into question the results of the tests, studies and trials described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(z)    No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(aa)    Certain Market Activities. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Offered Securities, whether to facilitate the sale or resale of the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(bb)    Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(cc)    No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.

(dd)    Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state, provincial or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(ee)    Title to Real and Personal Property. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all items of real property owned by them, good and valid title to all personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Any real or personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable Laws (including building and zoning Laws and Laws relating to access to such properties), except if and to the extent disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its subsidiaries has received from any Governmental Authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.

(ff)    Environmental Laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, provincial, local and foreign Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention that could result in costs or liabilities that could be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh)    Disclosure Controls. The Company and each of its Subsidiaries maintain systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus or Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement, Time of Sale Prospectus or Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(ii)    Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(jj)    Canadian Securities Regulation. None of the Canadian Securities Regulators or comparable Canadian authority has issued any order: (i) requiring trading in any of the Company’s securities to cease, (ii) preventing or suspending the use of the Time of Sale Prospectus and the Prospectus, or (iii) preventing the distribution of the Offered Securities in any province of Canada. The Company has not been informed that any such proceedings have been instituted for that purpose and, to the knowledge of the Company, no such proceedings are pending or contemplated.

(kk)     Brokers. Except for that certain agreement with a European institution, dated October 22, 2018, by and between the Company and that certain European institution, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to or pursuant to this Agreement.

(ll)    Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(mm)    Investment Company Act. Neither the Company nor any of the Subsidiaries is, or will be, either after receipt of payment for the Offered Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(nn)    Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering Laws of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)    Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(pp)    ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986 (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(qq)    Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(rr)    Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)    Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses in similar industries.

(tt)    No Improper Practices. (i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary or, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable Law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or, to the Company’s knowledge, any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iv) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Class A Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services, and, (vi) neither the Company nor any Subsidiary nor any director, officer, employee, or, to the Company’s knowledge, agent, affiliate or other person acting on behalf of the Company, or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, or any other applicable anti-bribery or anti-corruption Law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient or securing any improper advantage, or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(uu)    No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Offered Securities, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any Governmental Authority having jurisdiction over the Company other than (for the avoidance of doubt, solely with respect to clause (y)) any violation that would not have a Material Adverse Effect.

(vv)    Sanctions.

(i)    The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph, “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations

Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).

(ii)    The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(ww)    Compliance with Laws. Each of the Company and its Subsidiaries: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(xx)    Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(yy)    Stock Exchange Listing. The Offered Securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on Nasdaq and the TSX, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Offered Securities under the Exchange Act or delisting the Offered Securities from Nasdaq or the TSX, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq and the TSX.

(zz)    Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(aaa)    FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, and, to the knowledge of the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct.

(bbb)    Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption the directors and executive officers of the Company.

(ccc)    Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6(d)-(i), counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.    Purchase, Sale and Delivery of the Offered Securities.

(a)    The Firm Securities. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 2,121,212 Firm Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite their names on Schedule A. The purchase price per Firm Security to be paid by the several Underwriters to the Company shall be $7.755 per share.

(b)    The First Closing Date. Delivery of the Firm Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of DLA Piper LLP (US), 701 Fifth Avenue, Seattle, WA, 98104 (or such other place as may be agreed to by the Company and the Representatives) at or before 10:00 a.m. New York City time, on November 19, 2018 or such other time and date not later than 5:00 p.m. New York City time, on November 26, 2018 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)    The Option Securities; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Representatives to purchase, severally and not jointly, up to an aggregate of 318,182 Option Securities at the purchase price of $7.755 per share. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Securities as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Option Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Securities and such Option Securities). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Underwriters and shall not be earlier than two (2) or later than five (5) full Business Days after delivery of such notice of exercise. If any Option Securities are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase that portion of the total number of Option Securities then being purchased as set forth in Schedule A hereto opposite the name of such Underwriter and (b) the Company agrees to sell the number of Option Securities set forth in the notice. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)    Public Offering of the Offered Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, has determined is advisable and practicable.

(e)    Payment for the Offered Securities. (i) Payment for the Offered Securities shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. (ii) It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Securities and any

Option Securities the Underwriters have agreed to purchase. BTIG and Oppenheimer, each individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)    Delivery of the Offered Securities. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters the Firm Securities at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered through the facilities of DTC unless the Representatives shall otherwise instruct, to the Representatives for the accounts of the several Underwriters certificates for the Option Securities the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representatives so elect, delivery of the Offered Securities may be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3.    Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)    Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act or the Canadian Securities Laws to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request. The Company will prepare the Canadian Final Prospectus in accordance with the MJDS Rule in a form reasonably approved by the Underwriters, and will file the Canadian Final Prospectus with the Reviewing Authority as soon as practicable but not later than 12:00 p.m.(New York City time) on the Business Day next succeeding the date of this Agreement.

(b)    Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Securities is required by the Securities Act or the Canadian Securities Laws to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act, and with the Securities Commissions within the applicable period specified under the Canadian Securities Laws, any prospectus required to be filed pursuant to such Rule or the Canadian Securities Laws, as the case may be.

(c)    Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act or the Canadian Securities Laws to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent.

(d)    Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act or the Securities Commissions under the Canadian Securities Laws a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)    Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not, when delivered to a prospective purchaser (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable Law, the Company shall (subject to Section 3(b) and Section 3(c)) promptly prepare, file with the Commission and the Securities Commissions and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable Law.

(f)    Certain Notifications and Required Actions. After the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission or any of the Securities Regulators; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission or any Securities Regulator of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission or any of the Securities Regulator shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)    Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not, when delivered to a prospective purchaser (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable Law, the Company agrees (subject to Section 3(b) and Section 3(c)) to promptly prepare, file with the Commission and the Securities Commissions and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, when delivered to a prospective purchaser (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable Law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3A(b) or Section 3(c).

(h)    Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky Laws or Canadian provincial securities Laws (or other foreign Laws) of those jurisdictions designated by the Representatives, shall comply with such Laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)    Use of Proceeds. The Company shall apply the net proceeds received by it from the sale of the Offered Securities in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities.

(k)    Earnings Statement. The Company will make generally available (which may be satisfied by filing with EDGAR) to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)    Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Exchange Act and the Canadian Securities Laws so as to permit the completion of the distribution of the Offered Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission, the Securities Commissions, the TSX and Nasdaq all reports and documents required to be filed under the Exchange Act, the Canadian Securities Laws and the rules and policies of the TSX, as applicable.

(m)    Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Firm Securities and the Option Securities on Nasdaq and the TSX.

(n)    Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one Business Day from the effective date of this Agreement, to the Representatives, an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Securities. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Offered Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR, SEDAR or otherwise with the Commission and the Securities Commissions, as applicable, and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o)    Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position “ (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Securities); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby; (B) issue Shares or options to purchase Shares or restricted stock units or similar equity securities, or issue Shares upon exercise of options, restricted stock units or similar equity securities, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (C) file a registration statement on Form S-8; and (D) issue Shares in connection with any bona fide joint venture, commercial or collaborative relationship; provided, however, that in the case of clause (D), (x) such Shares shall not in the aggregate exceed 5% of the Company’s outstanding shares of common stock on a fully-diluted basis after giving effect to the sale of the Offered Securities contemplated by this Agreement and (y) the recipients thereof provide to the Representatives a signed Lock-Up Agreement in substantially the form of Exhibit A hereto. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(p)    [Reserved].

(q)    No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will use its reasonable best efforts to ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that might cause or result in stabilization or manipulation of the price of the Offered Securities or any reference security with respect to the Offered Securities, whether to facilitate the sale or resale of the Offered Securities or otherwise, and the Company will, and shall use its reasonable best efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(r)    Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including “lock-up” agreements entered into by the Company’s directors and executive officers pursuant to Section 1(bbb) hereof.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

4.    Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Offered Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent registered public accounting firm and other advisors and finders, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky Laws or the Canadian Securities Laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, in an amount not to exceed $7,500, (vii) the reasonable, documented fees and expenses of the Underwriters including the reasonable, documented fees and expenses of the counsel to the Underwriters, including in connection with the review by FINRA of the terms of the sale of the Offered Securities, payable upon the execution of this Agreement, in an amount not to exceed $75,000, (viii) the costs and expenses relating to investor presentations on any Road Show, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representatives, employees and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the Road Show, the remaining 50% of the cost of such aircraft to be paid by the Underwriters, (ix) the fees and expenses associated with listing the Firm Securities and the Option Securities on Nasdaq and the TSX, (x) a non-accountable expense allowance of the Representatives in respect of the out-of-pocket costs (other than legal expenses) of the Underwriters, in an amount not to exceed $15,000, and (xi) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Any such amount payable to the Underwriters may be deducted from the purchase price for the Offered Securities. Except as provided in this Section 4 or in Section 7, Section 10 or Section 11, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

5.    Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

6.    Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Option Securities, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option

Securities, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Comfort Letters. On the date hereof, the Representatives shall have received from each of BDO USA, LLP, the Company’s independent registered public accounting firm, and BDO Canada LLP, the Company’s prior independent registered public accounting firm, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)    Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For a period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Securities purchased after the First Closing Date, each Option Closing Date:

(i)    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) and the Securities Commissions in the manner and within the time period required by Rule 424(b) under the Securities Act and Canadian Securities Laws, as applicable; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(ii)    No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission or any of the Securities Regulators.

(iii)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)    No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Securities purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representatives there shall not have occurred any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above.

(d)    Opinion of U.S. Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Cooley LLP, counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(e)    [Reserved].

(f)    Opinion of U.S. Regulatory Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion letter of Morgan, Lewis & Bockius LLP, U.S. Regulatory counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(g)    Opinion of U.S. IP Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion letter of Proskauer Rose LLP, U.S. intellectual property counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(h)    Opinion of Canadian Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion letter of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(i)    Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of DLA Piper LLP (US), counsel for the Underwriters in connection with the offer and sale of the Offered Securities, in form and substance satisfactory to the Representatives, dated as of such date.

(j)    Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)    for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii)    the representations, warranties and covenants of the Company set forth in Section 1 are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)    the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(k)    [Reserved].

(l)    Bring-down Comfort Letters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from each of BDO USA, LLP, the Company’s independent registered public accounting firm, and BDO Canada LLP, the Company’s prior independent registered public accounting firm, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) Business Days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(m)    Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from the parties specified on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(n)    Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(o)    [Reserved].

(p)    Nasdaq and TSX. The Company shall have submitted all applications, notification forms or other documents necessary to list the Firm Securities and the Option Securities on Nasdaq and the TSX and shall have received no objection thereto from Nasdaq or the TSX.

(q)    [Reserved].

(r)    Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Option Securities, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

7.    Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 12 or Section 13, or if the sale to the Underwriters of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Securities, including fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8.    Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Covenants of the Underwriters. The Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Offered Securities in the provinces of Canada, other than Quebec (a “Selling Firm”). The Underwriters shall, and shall require_any Selling Firm to, comply with Canadian Securities Laws in connection with the distribution of the Offered Securities and offer the Offered Securities for sale only in the provinces of Canada, other than Quebec, directly and through duly appointed Selling Firms upon the terms and conditions set forth in the Prospectus and this Agreement. The Underwriters shall, and shall require any Selling Firm to agree to, offer for sale and sell the Offered Securities only in those jurisdictions where they may be lawfully offered by the Underwriters for sale or sold. Without limiting the generality of the foregoing, no Offered Securities will be offered for sale or sold in any province of Canada by any Canadian Underwriter (as defined below) or any Selling Firm unless such Canadian Underwriter or Selling Firm is duly registered as a dealer under the Canadian Securities Laws of such province in a category that permits the trade and no Offered Securities will be offered for sale or sold in Quebec. For the purposes of this Section 9, the Underwriters shall be entitled to assume that the Offered Securities are qualified for distribution in each of the provinces of Canada, other than Quebec. For the avoidance of doubt, the Representatives are not acting as underwriters of the Offered Securities in any province of Canada and no action on the part of each of the Representatives in their respective capacities as an underwriter of the offering of Offered Securities in the United States will create any impression or support any conclusion that the firm is acting as a Canadian Underwriter of the Offered Securities in any province of Canada. The Underwriters that are designated as “Canadian Underwriters” on Schedule A hereto (the “Canadian Underwriters”) shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Offered Securities as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company when, in the opinion of the Canadian Underwriters, they have completed distribution of the Offered Securities in the provinces of Canada, other than Quebec, including notice of the total proceeds realized or number of Offered Securities sold in each of such provinces of Canada and any other jurisdiction.

10.    Indemnification.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Time of Sale Prospectus, any free writing prospectus, any Marketing Material (as defined in the applicable “Canadian wrapper”) or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any “misrepresentation” or alleged “misrepresentation” as defined under Canadian Securities Laws;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement, misrepresentation or omission, or any such alleged untrue statement, misrepresentation or omission; provided that (subject to Section 10(d) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement, misrepresentation or omission, or any such alleged untrue statement, misrepresentation or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriter Information (as defined below).

(b)    Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with information relating to such Underwriter and furnished to the Company in writing by such Underwriter or Underwriters expressly for use therein. The Company hereby acknowledges that the only information that the Underwriters has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first paragraph under the caption “Underwriting—Commission and Expenses” in the Preliminary Prospectus and Prospectus (the “Underwriter Information”).

(c)    Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party that the indemnified party may designate in such proceeding and shall pay the actual and reasonable fees and disbursements of such counsel related to such proceeding as incurred. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party except to the extent that (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

11.    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company, the Underwriters and any Underwriter Indemnified Party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Offered Securities (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Offered Securities on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable Law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 1 shall be deemed to include, for the purpose of this Section 1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c). Notwithstanding the foregoing provisions of Section 10 and this Section 11, the Underwriters shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the respective Underwriters and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c), no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c).

12.    Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities with respect to which such default occurs exceeds 10% of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 10 and Section 11 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 12. Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

13.    Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq or the TSX, or trading in securities generally on Nasdaq or the TSX shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of U.S. federal, New York, or Canadian authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 13 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

14.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.    Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or employees or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

16.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	BTIG, LLC 600 Montgomery Street San Francisco, CA 94111 Attention: General Counsel and Oppenheimer & Co. Inc. 85 Broad St., 26th Floor New York, NY 10004 Attn: Equity Capital Markets

with a copy to:	DLA Piper LLP (US) 701 Fifth Avenue Seattle, WA 98104 Facsimile: (206) 839-4891 Attention: Andrew Ledbetter

If to the Company:	Helius Medical Technologies, Inc. 41 University Drive, Suite 400 Newtown, PA 18940 Attention: Chief Executive Officer

with a copy to:	Cooley LLP One Freedom Square Reston Town Center 11951 Freedom Drive Reston, VA 20190 Attention: Darren DeStefano

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

17.    Electronic Notice. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 17 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

18.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the parties referred to in Section 12. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Representatives may assign their respective rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

19.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.    Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Representatives. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

21.    GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22.    CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY

TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

23.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

24.    Construction.

(a)    the section and exhibit headings herein are for convenience only and shall not affect the construction hereof;

(b)    words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)    the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)    wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e)    references herein to any gender shall include each other gender;

(f)    references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

(g)    if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(h)    “knowledge” means, as it pertains to the Company, the actual knowledge of the officers and directors of the Company after reasonable inquiry of the relevant persons into the relevant subject matter;

(i)    “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing;

(j)    “Law” means any and all laws, including all federal, state, provincial, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading; and

(k)    “Business Day” means any day on which Nasdaq and commercial banks in the City of New York are open for business.

25.    General Provisions.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including the indemnification provisions of Section 10 and the contribution provisions of Section 1, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 10 and Section 11 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

HELIUS MEDICAL TECHNOLOGIES, INC.

By:	/s/ Joyce LaViscount
Name:	Joyce LaViscount
Title:	Chief Financial Officer

ACCEPTED as of the date first-above written:

BTIG, LLC

By:	/s/ Charlie Mather
Name:	Charlie Mather
Title:	Managing Director

OPPENHEIMER & CO. INC.

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Managing Director

For the other several Underwriters named in Schedule A to this Agreement.

SIGNATURE PAGE

UNDERWRITING AGREEMENT

SCHEDULE A

Underwriters	Number of Firm Securities to be Purchased	Number of Option Securities to be Purchased
BTIG, LLC	1,113,636	167,046
Oppenheimer & Co. Inc.	901,515	135,227
Haywood Securities Inc.	106,061	15,909

Total	2,121,212	318,182

SCHEDULE B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

SCHEDULE C

Pricing Information

Firm Securities: 2,121,212

Option Securities: 318,182

Price Per Share to Public: $8.25

Total Underwriters’ Discount Per Share: $0.495

Exhibit A

Form of Lock-up Agreement

[Date]

BTIG, LLC 825 Third Avenue New York, New York 10022 Attn: Equity Capital Markets	Oppenheimer & Co. Inc. 85 Broad St., 26th Floor New York, NY 10004 Attn: Equity Capital Markets

Re: Proposed Registered Offering of Helius Medical Technologies, Inc.

Ladies and Gentlemen:

The undersigned, a securityholder and/or officer and/or a director of Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), understands that BTIG, LLC (“BTIG”) and Oppenheimer & Co. Inc. (“Oppenheimer,” and together with BTIG, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company relating to the proposed registered offering (the “Offering”) of shares of the Company’s Class A Common Stock, no par value (the “Common Stock”). The undersigned acknowledges that the Representatives are relying on the representations and agreements of the undersigned contained in this lock-up agreement in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement and other underwriting arrangements with the Company with respect to the Offering.

In recognition of the benefit that the Offering will confer upon the undersigned as a securityholder and/or officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not (and will cause any immediate family member not to), without the prior written consent of the Representatives, which may withhold their consent in their sole discretion, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, in each case whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to the registration of any of the Lock-Up Securities, or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act of 1933, as amended, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iv) publicly announce the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities pursuant to clauses (i) through (vi) below without the prior written consent of the Representatives, provided that (1) prior to any such transfer, the Representatives receive a signed lock-up agreement, substantially in the form of this lock-up agreement, for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (v) below, such transfers are not required to be reported with the Securities and Exchange Commission under the Exchange Act, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)    as a bona fide gift or gifts; or

(ii)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(iii)    if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution without consideration by the undersigned to its equity holders; or

(iv)    if the undersigned is a trust, to a trustor or beneficiary of the trust; or

(v)    pursuant to a qualified domestic order or in connection with a divorce settlement; or

(vi)    by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the undersigned upon the death of the undersigned.

The undersigned further agrees that the foregoing provisions shall be equally applicable to any Common Stock the undersigned may purchase or otherwise receive in the Offering (including pursuant to a Company-directed share program).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Nothing in this this lock-up agreement shall prohibit or otherwise restrict the transfer, sale or tender of any or all of the Lock-Up Securities owned by the undersigned pursuant to a take-over bid (as defined in the Securities Act (Ontario)) or any other transaction, including, without limitation, a merger, arrangement or amalgamation, involving a change of control of the Company (provided that all Lock-Up Securities owned by the undersigned that are not so transferred, sold or tendered remain subject to this this lock-up agreement; and provided, further, that it shall be a condition of transfer that if such take-over bid or other transaction is not completed, any Lock-Up Securities owned by the undersigned subject to this this lock-up agreement shall remain subject to the restrictions herein). For greater certainty, nothing in this this lock-up agreement shall prevent:

(i)    the exercise or conversion of any Lock-Up Securities by the undersigned (including, without limitation, stock options and warrants), provided that (A) any Lock-Up Securities received upon such exercise or conversion will also be subject to this lock-up agreement, and (B) such transactions required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act shall include footnote disclosure specifying that there have been no sales of any shares received upon the exercise or conversion of the Lock-Up Securities; or

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(ii)    transactions relating to Lock-Up Securities acquired in the Offering or in open market transactions after the completion of the Offering, provided that no public filing or report under the Exchange Act or otherwise, shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in the Offering or in such open market transactions; or

(iii)    transfers of Lock-Up Securities to the Company in connection with the repurchase of Lock-Up Securities issued pursuant to employee benefit plans or pursuant to agreements under which such Lock-Up Securities were issued; or

(iv)    the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (A) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (B) no public announcement or filing under the Exchange Act or otherwise is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Lock-Up Period.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any shares of Common Stock and/or any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Common Stock, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any immediate family member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Stock. The undersigned will not, and will cause any immediate family member not to take, directly or indirectly, any such action.

As used herein, “immediate family” shall mean the spouse, domestic partner, lineal descendant, father, mother, brother, sister, or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin.

The undersigned represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the executed Underwriting Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), and (iii) November 30, 2018, in the event that the Underwriting Agreement has not been executed by such date.

[Signature Page Follows]

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Very truly yours,

Name of Securityholder/Director/Officer (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)
(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

Exhibit B

Parties to Lock-up Agreement

Blane Walter

Dane Andreeff

Huaizheng Peng

Ed Straw

Jonathan Sackier

Joyce LaViscount

Mitch Tyler

Phil Deschamps

Thomas Griffin

Jennifer Laux

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